Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 2022, relating to the financial statements of OTR Acquisition Corp. appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ WithumSmith+Brown, PC

New York, New York
August 12, 2022